As filed with the Securities and Exchange Commission on February 26, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FUEL TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5657551
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27601 Bella Vista Parkway

Warrenville, IL 60555

(630) 845-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley W. Johnson

Vice President, General Counsel & Secretary

27601 Bella Vista Parkway

Warrenville, IL 60555

(630) 845-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $0.01 per share	7,850,000	$5.18	$40,663,000	$4,436.33

(1)

Represents (i) 5,000,000 shares of common stock, par value $0.01 per share, of the registrant (“Common Stock”), (ii) 2,500,000 shares of Common Stock that are issuable upon the exercise of certain warrants that were acquired by the Selling Stockholders in a private placement transaction and (iii) 350,000 shares of Common Stock that are issuable upon the exercise of certain warrants issued to the placement agent pursuant to an engagement letter in connection with such private placement transaction, each of which may be sold by the Selling Stockholders named in this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee, based on the average of the high and low prices for our common stock as quoted on The Nasdaq Capital Market on February 11, 2021, in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 26 , 2021

PROSPECTUS

7,850,000 Shares of Common Stock

Pursuant to this prospectus, the Selling Stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of 7,850,000 shares of common stock, par value $0.01 per share (the “Common Stock), of Fuel Tech, Inc. (“Fuel Tech” “we,” “our” or the “Company”), a Delaware corporation. 7,500,000 shares of Common Stock offered for resale hereby were deemed acquired by certain Selling Stockholders pursuant to a securities purchase agreement by and among the Company and the Selling Stockholders, dated February 11, 2021 (the “Purchase Agreement”), of which 5,000,000 shares are outstanding and held by the Selling Stockholders, 2,500,000 shares are issuable upon the exercise of warrants (the “Warrants”) held by the Selling Stockholders and issued pursuant to the Purchase Agreement and 350,000 shares of Common Stock are issuable upon the exercise of Warrants issued to designees of the Company’s placement agent in connection with the Purchase Agreement. The shares of Common Stock issued and the Common Stock issuable upon the exercise of the Warrants were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. We are registering the resale of the shares of Common Stock covered by this prospectus as required by the Purchase Agreement and a registration rights agreement entered into by and among the Company and the Selling Stockholders.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants. We intend to use those proceeds, if any, for general corporate purposes.

The Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 11. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the Securities and Exchange Commission.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “FTEK.” On February     , 2021, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $        .

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is                 , 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the Selling Stockholders named in this prospectus or any supplement to this prospectus may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of our Common Stock. Each Selling Stockholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the Selling Stockholder and the terms upon which the securities are being offered. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” below.

We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement, together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” before purchasing any securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. The Selling Stockholders are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “Fuel Tech,” the “Company,” “we,” “us” and “our” refer to Fuel Tech, Inc. and our subsidiaries, except where the context otherwise requires.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to provide management’s current expectations or plans for future operating and financial performance based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “assume,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “may,” “should,” “see,” “guidance,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties and other factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, risks and uncertainties detailed in the section titled “Risk Factors” beginning on page 6 of this prospectus.

These forward-looking statements include, but are not limited to, statements that relate to, or statements that are subject to risks, contingencies or uncertainties that relate to: our ability to successfully commercialize our water treatment and gas saturation technologies and the effects of the COVID-19 pandemic upon our business, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates; fluctuations in operating results from period to period due to cyclicality or seasonality of the business; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the impact of federal, state or local government regulations; economic and political conditions generally; and the other risks that are discussed in Item 1A, “Risk Factors” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

SUMMARY INFORMATION

This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein.

Company Overview

Fuel Tech is a leading clean technology solutions provider with a thirty-year history of developing, engineering, fabricating and installing state-of-the-art technologies to meet our customer’s needs in the areas of air pollution control, process optimization and water treatment. Our scientists, engineers and technicians focus on continuously inventing, refining and adapting our proprietary systems to allow our customers to achieve their air emissions, process efficiency or water treatment goals in a manner that is reliable, cost-effective and environmentally sustainable.

We are a leader in nitrogen oxide (“NOx”) reduction technologies and our solutions have been in installed on over 1,100 units worldwide, including utility, industrial and municipal combustion units using natural gas, biomass or coal as a fuel source. NOx is a byproduct of the combustion of carbon-based fuels which is harmful to human health and promotes the formation of smog, acid rain and tropospheric ozone. To reduce NOx emissions, our technologies utilize advanced combustion modification techniques and post-combustion NOx control approaches including non-catalytic, catalytic and combined systems. Our product offerings include NOxOUT®, HERT™, and Advanced SNCR systems, ASCR™ Advanced Selective Catalytic Reduction systems, and I-NOx® Integrated NOx Reduction Systems, which utilize various combinations of these systems, along with the UDI™ Urea Direct Injection system for SCR reagent supply, and the ULTRA® process for safe ammonia generation. We also provide solutions for the mitigation of particulate matter, including particulate control with electrostatic precipitator products and services, and using flue gas conditioning systems which modify the ash properties of particulate for improved collection efficiency. Our particulate control technologies have been installed on more than 125 units worldwide.

Our FUEL CHEM® program provides customers with the technology, equipment and chemicals required to improve the efficiency, reliability, fuel flexibility, boiler heat rate and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity and acid plume, as well as the formation of sulfur trioxide, ammonium bisulfate, particulate matter, and carbon dioxide. We use our proprietary TIFI® Targeted In-Furnace Injection™ processes to apply specialty chemical programs to units burning a wide variety of fuels including coal, heavy oil, biomass, and municipal waste. These TIFI programs incorporate design, modeling, equipment, reagent, and service to provide complete customized on-site programs designed to improve plant operations and provide a return on investment in addition to helping meet emission regulatory requirements.

We have leveraged our expertise in air pollution control to broaden our product offerings to include water treatment. Our water treatment technologies include DGI™ Dissolved Gas Infusion systems which deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. In 2020, we filed a provisional patent application for our proprietary plunging jet saturator technology which minimizes energy use while maximizing the dissolved content of gas in processed liquid for use in water treatment or other downstream processes. Both our DGI infusion technology and our proprietary plunging jet saturator, which can be used in tandem or independently, have a variety of applications in the water and wastewater treatment market segment, including remediation, treatment, biological activity and wastewater odor management. DGI technology benefits include reduced energy consumption, lower capital and installation costs compared with conventional aeration systems, reduced operating costs, while improving treatment performance. DGI systems can also supplement existing aeration systems to increase capacity of existing treatment plants Although our water treatment technologies remain at the developmental stage, we are actively engaged in demonstration testing of the technologies in the field with potential customers.

Our Common Stock trades on The Nasdaq Capital Market under the symbol “FTEK.” Our principal executive offices are located at 27601 Bella Vista Parkway, Warrenville, Illinois 60555, our telephone number is (630) 845-4500 and our corporate website address is www.ftek.com. Our website and the information contained on or accessible through our website are not part of this document. We have included our website address in this prospectus solely as an inactive textual reference.

PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

On February 11, 2021, Fuel Tech entered into a securities purchase agreement (the “Purchase Agreement”) with the Selling Stockholders pursuant to which the Company agreed to issue and sell, in a private placement (the “Private Placement”), (i) 5,000,000 shares (the “Shares”) of Common Stock, (ii) and 2,500,000 warrants (the “Warrants”) exercisable for a total of 2,500,000 shares of Common Stock (the “Warrant Shares”) with an exercise price of $5.10 per Warrant Share, at a purchase price of $5.1625 per Share and associated warrant. The gross proceeds to the Company from the Private Placement were approximately $25.8 million, before deducting placement agent fees and offering expenses. Subject to certain ownership limitations, the Warrants are immediately exercisable upon issuance and expire on the five and one-half year anniversary of the effective date of the registration statement registering the Warrant Shares for resale.

Pursuant to an engagement letter, dated as of February 11, 2021, between the Company and H.C. Wainwright & Co., LLC, or the placement agent, the Company agreed to pay the placement agent a cash fee of 6.5% of the aggregate gross proceeds of the Private Placement. The Company also agreed to pay the placement agent up to $50,000 in expenses. In addition, the Company issued to the placement agent (or its designees) warrants to purchase up to 350,000 shares of Common Stock (the “Placement Agent Warrants”), or 7.0% of the aggregate number of Shares sold in the Private Placement. The Placement Agent Warrants are exercisable commencing April 18, 2021 at an exercise price of $6.453125 per share of Common Stock and expire on the five and one-half year anniversary of the effective date of the registration statement registering the Shares and the Warrant Shares for resale.

The Private Placement closed on February 17, 2021. In connection with the Private Placement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Selling Stockholders, pursuant to which the Company agreed to prepare and file a registration statement with respect to the resale of the Shares and the Warrant Shares.

The Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

THE OFFERING

Pursuant to this prospectus, the Selling Stockholders are offering on a resale basis an aggregate of 7,850,000 shares of Common Stock. 7,500,000 shares of Common Stock offered for resale hereby were acquired by certain Selling Stockholders pursuant to the Purchase Agreement by and among the Company and the Selling Stockholders, dated February 11, 2021, of which 5,000,000 shares are outstanding and held by the Selling Stockholders and 2,500,000 shares are issuable upon the exercise of the Warrants held by the Selling Stockholders and issued pursuant to the Purchase Agreement. 350,000 shares of Common Stock are issuable upon the exercise of Warrants issued to designees of the Company’s placement agent in connection with the Purchase Agreement.

Common Stock to be offered by the Selling Stockholders	5,000,000 shares of Common Stock and 2,850,000 shares of Common Stock issuable upon the exercise of Warrants.

Common Stock outstanding prior to this offering	30,228,328 shares.

Common Stock to be outstanding after this offering	33,078,328 shares (assuming the exercise of all Warrants).

Use of Proceeds	We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants. See “Use of Proceeds” on page 6 of this prospectus.

Risk Factors	You should read the “Risk Factors” section beginning on page 6 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Nasdaq Capital Market symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “FTEK.” We do not intend to apply for listing of the Warrants on any securities exchange or nationally recognized trading system

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions contained in this prospectus and discussed under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including any accompanying prospectus supplement and the documents incorporated by reference therein. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our Common Stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholders. Some of the shares offered hereby are issuable upon the exercise of the Warrants. Upon exercise of such Warrants for cash, we will receive the applicable cash exercise price paid by the holders of the Warrants. We intend to use those proceeds, if any, for general corporate purposes. Please see “Selling Stockholders.”

DESCRIPTION OF CAPITAL STOCK

As of February 26, 2021, our certificate of incorporation authorizes us to issue 40,000,000 shares of Common Stock. As of February 26, 2021, 30,228,328 shares of Common Stock were outstanding, along with (i) 484,500 options issued and outstanding to purchase our Common Stock at a weighted average exercise price of $3.04 per share; (ii) 100,005 restricted stock units issued and outstanding; (iii) the Warrants held by the Selling Stockholders to purchase 2,500,000 shares of Common Stock at an exercise price of $5.10 per share; and (iv) the Placement Agent Warrants to purchase 350,000 shares of Common Stock at an exercise price of $6.453125, issued to designees of the Company’s placement agent.

Common Stock

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. The holders of our Common Stock are entitled to receive ratably the dividends, if any, that may be declared from time to time by our board of directors out of funds legally available for such dividends. In the event of a liquidation, dissolution or winding up of the Company, the holders of our Common Stock would be entitled to share ratably in all assets remaining after payment of liabilities and the satisfaction of any liquidation preferences granted to the holders of any outstanding shares of preferred stock.

Holders of our Common Stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock. All the outstanding shares of Common Stock are, and all shares of Common Stock offered, when issued and paid for, will be validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our preferred stock.

Anti-Takeover Provisions

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers of the corporation and (b) shares issued under employee stock plans under which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Bylaws

Some provisions of our amended and restated bylaws could also have anti-takeover effects. These provisions:

•

provide that special meetings of our stockholders may be called only by our Chief Executive Officer, or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, or by our secretary on the written demand of stockholders holding over one-third of our Common Stock; and

•

do not include a provision for cumulative voting for directors (under cumulative voting, minority stockholders holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors).

The Nasdaq Capital Market Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “FTEK.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Shareowner Services. Its address is 462 S 4th St, Louisville, Kentucky 40202 and its telephone number is (502) 301-6000.

SELLING STOCKHOLDERS

The Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, and those issuable to the Selling Stockholders, upon exercise of the Warrants. For additional information regarding the issuances of those shares of Common Stock and Warrants, see “Private Placement of Common Stock and Warrants” above. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of Common Stock and the Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The first column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of Common Stock and Warrants, as of February 26, 2021, assuming exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises.

The second column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of Common Stock issued to the Selling Stockholders pursuant to the Purchase Agreement and (ii) the maximum number of shares of Common Stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants. The third and fourth columns assume the sale of all of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus. Except as noted below, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The percentage of shares beneficially owned prior to the offering was based on 30,228,328 shares of our Common Stock outstanding as of February 26, 2021.

Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99% of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name of Selling Stockholder	Number	Number	Number	Percent
3i, LP(2)	552,057	552,057	0	*
Alpha Capital Anstalt(3)	290,556	290,556	0	*
Alyeska Master Fund, L.P.(4)	1,275,000	1,275,000	0	*
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B(5)	581,115	581,115	0	*
Armistice Capital Master Fund Ltd.(6)	1,275,000	1,275,000	0	*
BPY Limited(7)	220,824	220,824	0	*
Boothbay Absolute Return Strategies, LP(8)	134,727	134,727	0	*

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name of Selling Stockholder	Number	Number	Number	Percent(2)
Boothbay Diversified Alpha Master Fund LP(9)	68,667	68,667	0	*
CVI Investments, Inc(10)	1,743,342	1,743,342	0	*
Intracoastal Capital, LLC(11)	1,027,479	1,027,479	0	*
Nomis Bay Ltd.(12)	331,233	331,233	0	*
Noam Rubinstein(13)	43,750	43,750	0	*
Craig Schwabe(13)	78,312	78,312	0	*
Michael Vasinkevich(13)	224,438	224,438	0	*
Charles Worthman(13)	3,500.00	3,500.00	0	*

(1)

The ability to exercise Warrants held by the Selling Stockholders is subject to a beneficial ownership limitation that, at the time of initial issuance of the Warrants, was capped at either 4.99% or 9.99% beneficial ownership of the Company’s issued and outstanding common stock (post-exercise). These beneficial ownership limitations may be adjusted up or down, subject to providing advanced notice to the Company, provided that any increases in beneficial ownership limitations only take effect upon 61 days advance notice. Beneficial ownership as reflected in the Selling Stockholder table reflects the total number of shares potentially issuable underlying warrants and does not give effect to these beneficial ownership limitations. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) and Rule 13d-3 thereunder may be lower than as reflected in the table. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of the Selling Stockholders, securities that are currently exercisable into shares of our common stock, or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding.

(2)

Voting and investment power over the shares is held by 3i Management LLC, the general partner of 3i, LP. Maier Joshua Tarlow is the Manager of 3i Management LLC. The Selling Stockholder’s address is 140 Broadway, 38 Floor, New York, New York 10005.

(3)

Nicola Feuerstein has sole voting and dispositive power over the securities held for the account of this selling stockholder. The Selling Stockholder’s address is Lettstrasse 32, 9490 Vaduz, Principality of Liechtenstein.

(4)

Alyeska Investment Group, L.P., the investment manager of the Selling Stockholder, has voting and investment control of the shares held by the Selling Stockholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The business address of Alyeska Investment Group, L.P. is 77 W. Wacker, Suite 700, Chicago IL 60601.

(5)

Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(6)

The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The shares include 425,000 shares that are issuable only upon exercise of warrants, which are subject to certain beneficial ownership limitations. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(7)	The business address for BPY Limited is Wessex House, 3rd Floor, 45 Reid Street, Hamilton, Bermuda HM 12.

(8)

Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“BBARS”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBARS, has the power to vote and the power to direct the disposition of all securities held by BBARS. Ari Glass is the Managing Member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of BBARS is c/o Boothbay, 140 East 45th Street, 14th Floor, New York, New York 10017.

(9)

Boothbay Diversified Alpha Master Fund LP, a Cayman Island limited partnership (“BBDAMF”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBDAMF, has the power to vote and the power to direct the disposition of all securities held by BBDAMF. Ari Glass is the Managing Member of Boothbay. Each of BBDAMF, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of BBDAMF is c/o Boothbay, 140 East 45th Street, 14th Floor, New York, New York 10017.

(10)

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Selling Stockholder in the private placement.

(11)

Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

(12)	The business address for Nomis Bay Ltd. is 3rd Floor, 45 Reid Street, Hamilton, Bermuda HM 12.
(13)

The Selling Stockholder was issued Warrants as a representative of H.C. Wainwright, the Company’s placement agent, in connection with the Purchase Agreement and each representative has sole voting and dispositive power over the securities held. The business address is c/o H.C. Wainwright, 430 Park Avenue, 3rd Floor, New York, New York 10128.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).

We incorporate by reference the following documents or information that we have filed with the SEC:

•	Our annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 11, 2020;

•

our quarterly reports on Form 10-Q for the quarters ended (i) March 31, 2020 filed with the SEC on May 12, 2020; (ii) June  30, 2020 filed with the SEC on August 11, 2020; and (iii) September  30, 2020 filed with the SEC on November 10, 2020;

•

our current reports on Form 8-K filed with the SEC on January 10, 2020, March  2, 2020, March 5, 2020, March  12, 2020, May 12, 2020, June  17, 2020, August  11, 2020, September  14, 2020, September 22,  2020, September 24, 2020, November  10, 2020, December 7, 2020, December 21, 2020; January 12, 2021; and February  18, 2021 (in each case, except for information contained therein which is furnished rather than filed);

•	our definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the SEC on March 25, 2020 (as amended by Amendment No. 1 to the Proxy Statement filed on May 11, 2020); and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 2, 2006, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Fuel Tech, Inc.

27601 Bella Vista Parkway

Warrenville, IL 60555

(630) 845-4500

You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities the Selling Stockholders are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.ftek.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

LEGAL MATTERS

The validity of the common stock and certain other legal matters will be passed upon for us by Bradley W. Johnson, Esq. Mr. Johnson is our Vice President, General Counsel and Secretary.

EXPERTS

The consolidated financial statements of Fuel Tech, Inc. as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 incorporated in this Prospectus by reference from the Fuel Tech, Inc. Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

7,850,000 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates:

	Amount to be paid
SEC registration fee	$4,436
Printing expenses	15,000	*
Legal fees and expenses	15,000	*
Accounting fees and expenses	20,000	*
Miscellaneous	5,000

Total	$59,436

*	Estimates.

Item 15. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Article XI of the Company’s amended and restated certificate of incorporation provides for indemnification of its directors and officers, and Article V of the Company’s amended and restated bylaws provides for indemnification of its directors, officers, employees and other agents, to the maximum extent permitted by the DGCL. In addition, the Company maintains a policy providing directors’ and officers’ liability insurance.

Section 102 of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for acts related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	for any transaction from which the director derived an improper personal benefit.

The Company’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company.

Item 16. Exhibits.

Exhibit No.	Description

1.1	Engagement Letter, dated February 11, 2021, by and between Fuel Tech, Inc. and H.C.Wainwright & Co. (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed on February 18, 2021 (File No. 001-33059).

3.1	Certificate of Incorporation of Fuel Tech, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 5, 2006 (File No. 001-33059).

3.2	Certificate of Conversion of Fuel Tech, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 5, 2006 (File No. 001-33059 ).

3.3	Amended and Restated Bylaws of Fuel Tech, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2015 (File No. 001-33059).

4.1	Specimen Common Stock Certificate.

4.2	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 18, 2021 (File No. 001-33059).

4.3	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on February 18, 2021 (File No. 001-33059).

4.4	Form of Common Stock Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on February 18, 2021 (File No. 001-33059).

4.5	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on February 18, 2021 (File No. 001-33059).

5.1	Opinion of Bradley W. Johnson, Esq.

23.1	Consent of RSM US LLP.

23.2	Consent of Bradley W. Johnson, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page to Registration Statement).

Item 17. Undertakings.

(1)	The undersigned registrant hereby undertakes:

a.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertaking set forth in paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

b.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

c.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

d.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(2)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Warrenville, Illinois, on February 26, 2021.

FUEL TECH, INC.

By:	/s/ VINCENT J. ARNONE
Vincent J. Arnone Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent J. Arnone or Ellen T. Albrecht, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on February 26, 2021, in the capacities indicated.

Signature	Title
/s/ VINCENT J. ARNONE Vincent J. Arnone	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ ELLEN T. ALBRECHT Ellen T. Albrecht	Vice President, Acting Treasurer and Controller (Principal Financial Officer)

/s/ DOUGLAS G. BAILEY Douglas G. Bailey	Director

/s/ SHARON L. JONES Sharon L. Jones	Director

/s/ JAMES J. MARKOWSKY James J. Markowsky	Director

/s/ THOMAS S. SHAW, JR. Thomas S. Shaw, Jr.	Director

/s/ DENNIS L. ZEITLER Dennis L. Zeitler.	Director